EXHIBIT 10.2
AMENDMENT
TO
EXACT SCIENCES CORPORATION
2010 EMPLOYEE STOCK PURCHASE PLAN
(As amended and restated on July 31, 2024)

AMENDMENT (the "Amendment"), dated April 15, 2025, to the 2010 Employee Stock Purchase Plan (As amended and restated on July 31, 2024) (the "Existing Plan"; as amended hereby, the "Plan"), of EXACT SCIENCES CORPORATION, a Delaware corporation (the "Company").

Statement of Purpose

The Existing Plan was initially adopted by the Board of Directors on April 15, 2010 and was initially approved by the stockholders of the Company on July 16, 2010. The Existing Plan, as amended and restated, was adopted by the Board of Directors on April 13, 2022 and was approved by the stockholders of the Company on June 9, 2022. The Existing Plan was further amended and restated on July 31, 2024. The Company wishes to amend further the Existing Plan to increase the number of shares of the Company's common stock, par value $.01, authorized for issuance under the Plan.

NOW, THEREFORE, the Existing Plan is hereby amended as follows:

1.Capitalized Terms. All capitalized terms used and not defined herein shall have the meanings given thereto in the Existing Plan.

2.Amendment to Existing Plan. "Article 4—Stock Subject to the Plan" is hereby deleted in its entirety and replaced with the following:

"Article 4—Stock Subject to the Plan. The stock subject to the Options under the Plan shall be shares of the Company’s authorized but unissued common stock, par value $.01 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 9,800,000 subject to adjustment as provided in Article 12. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan. For avoidance of doubt, up to the maximum number of Shares reserved under this Article 4 may be used to satisfy purchases of shares of Common Stock under the 423 Component and any remaining portion of such maximum number of shares of Common Stock may be used to satisfy purchases of shares of Common Stock under the Non-423 Component."

3.Reference to and Effect on the Plan. The Plan, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

5.Effective Date. This Amendment shall be effective upon receipt of approval by the Company’s shareholders at the Company’s Annual Meeting of Stockholders on June 12, 2025, and shall be subject to and contingent upon receipt of such approval.

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